UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2021
SPECTRUM PHARMACEUTICALS INC
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 South Eastern Avenue	Suite 220	Henderson	Nevada	89052
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, Spectrum Pharmaceuticals, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Thomas J. Riga to serve as President and Chief Executive Officer of the Company and as a member of the Board, effective December 31, 2021. The Company and Joseph Turgeon have agreed that Mr. Turgeon will retire from his role as President and Chief Executive Officer and as a director of the Company, effective December 31, 2021. Mr. Turgeon’s decision to retire from his position as a director of the Company was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

Mr. Riga, 46, has served as the Company’s Chief Operating Officer since December 2017, as Executive Vice President, Chief Commercial Officer and Head of Business Development since May 2017 and as Senior Vice President and Chief Commercial Officer since August 2014. From July 2013 to August 2014, he served as the Vice President, Corporate Accounts. Mr. Riga has over 20 years of pharmaceutical leadership experience. He has management experience in various positions at Wyeth Ayerst Pharmaceuticals, Eli Lilly and Company, Amgen and Dendreon Pharmaceuticals, LLC. Throughout his career he has successfully integrated leadership and strategy to create meaningful value. His executive leadership experience spans across operations, business development, sales, marketing, Six Sigma (black belt), manufacturing, and corporate accounts. Mr. Riga received his B.S. in Biology and Chemistry from St Lawrence University in Canton, New York, and is certified by UCLA’s Anderson School of Business as an accredited public company director.

As President and Chief Executive Officer of the Company, Mr. Riga will earn an annual base salary of $650,000 and will be entitled to an annual discretionary bonus of up to 70% of his base salary, as determined by the Board, taking into account Mr. Riga’s performance and the performance of the Company, and subject to Mr. Riga’s continued employment through the bonus payment date. Mr. Riga will also receive an equity award with a value of approximately $3,200,000. 50% of the equity award (consisting of 1,078,500 stock options and 239,500 shares of restricted stock) will be granted to Mr. Riga in December 2021 and 50% of the equity award (consisting of 1,078,500 stock options and 239,500 shares of restricted stock) will be granted to Mr. Riga in January 2022; provided, that the January 2022 grant will be subject to and contingent upon the receipt of stockholder approval to increase the number of shares authorized for issuance pursuant to the Company’s 2018 Long-Term Incentive Plan.

The selection of Mr. Riga to serve as President and Chief Executive Officer of the Company was not made pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Riga and any director or executive officer of the Company and Mr. Riga does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date:	December 3, 2021	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Executive Vice President and Chief Financial Officer